                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )
Check the appropriate box:
( )  Preliminary Proxy Statement
( )  Definitive Proxy Statement
(X)  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                          The Black & Decker Corporation
                (Name of Registrant as Specified in its Charter)
                          The Black & Decker Corporation
                   (Name of Person(s) Filing Proxy Statement)
Payment of Filing Fee (Check the appropriate box):
(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)  Title of each class of securities to which transaction applies:
     2)  Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     4)  Proposed maximum aggregate value of transaction:
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:
     2)  Form, Schedule, or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                 The 1994 Annual Meeting of Stockholders of The Black &
            Decker Corporation will be held at the
            Sheraton Baltimore North Hotel, 901 Dulaney Valley Road, Towson, Maryland, on April 26, 1994, at 11:00 a.m., for the following purposes:
            1. To elect nine directors to hold office until their
               successors are elected and qualified;
            2. To ratify the selection of Ernst & Young as independent public accountants for the Corporation for fiscal year
               1994; and
            3. To transact such other business as may properly come
               before the meeting or any adjournment or adjournments thereof.
                 The Board of Directors has fixed the close of business
            on February 25, 1994, as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting.
                 Please sign, date and return the enclosed Proxy, which
            is being solicited by the Board of Directors of the Corporation.
            By Order of the Board of Directors
            Barbara B. Lucas
            Vice President -- Public Affairs
  and Corporate Secretary
            March 16, 1994
            PLEASE NOTE PROXY STATEMENT AND PROXY CARD
            It is important to you and to the Corporation that your shares be represented at the meeting, regardless of the number of shares you own. If you are unable to be present in person, we ask that you sign, date and return the enclosed Proxy in favor of the election of the persons designated by the Board of Directors and the ratification of the selection of Ernst & Young as independent public accountants.

PROXY STATEMENT
     The Notice of Annual Meeting of Stockholders, this Proxy Statement, and the enclosed Proxy and Annual Report of The Black & Decker Corporation (the "Corporation"), including the financial statements of the Corporation for the fiscal year ended December 31, 1993, are first being mailed on or about March 16, 1994, to stockholders of record at the close of business on February 25, 1994 (the "Record Date"). The enclosed Proxy is being solicited by the Board of Directors of the Corporation in connection with the 1994 Annual Meeting of Stockholders to be held at the Sheraton Baltimore North Hotel, 901 Dulaney Valley Road, Towson, Maryland, on April 26, 1994, at 11:00 a.m. A stockholder giving a proxy may revoke it at any time prior to its exercise by signing another proxy bearing a later date or by giving the Secretary of the Corporation written notice prior to the meeting or oral or written notice at the meeting.
     The Corporation will supply proxies and proxy materials as requested to brokerage houses and other custodians, nominees, and fiduciaries for distribution to the beneficial owners of shares of the Corporation's capital stock and will reimburse them for their expenses in so doing. In addition to the use of the mails, proxy solicitations may be made by telephone and telecopy by employees of the Corporation and by representatives of D. F. King & Co., Inc., a proxy solicitation firm engaged by the Corporation to assist in the solicitation of proxies from brokers, institutional holders, nominees, and other stockholders. The cost of the firm's services, which is expected to be approximately $13,000 plus reimbursement of expenses, will be borne by the Corporation.
     The principal executive office of the Corporation is at 701 East Joppa Road, Towson, Maryland 21286 (telephone 410-716-3900).
VOTING SECURITIES
     On the Record Date, there were outstanding and entitled to vote 83,900,181 shares of common stock of the Corporation, par value $0.50 per share (the "Common Stock"), held by 20,777 stockholders of record, and 150,000 shares of Series B Cumulative Convertible Preferred Stock of the Corporation, without par value (the "Series B Stock"), all of which were held of record by Newell Investments Inc., a wholly owned subsidiary of Newell Co. ("Newell"). No shares of any other class of capital stock are outstanding. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter submitted to the stockholders for a vote at the meeting, and each share of Series B Stock outstanding on the Record Date is entitled to 42 1/3 votes on each matter submitted to the stockholders for a vote at the meeting. The shares of Common Stock and Series B Stock will vote together as a single class on all matters submitted to the stockholders for a vote at the meeting. The election of directors and all other matters submitted to a vote at the meeting will be decided by the vote of a majority of all votes cast in person or by proxy at the meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as votes cast in determining whether a matter has been approved by the stockholders. If a broker or other record holder or nominee indicates on a proxy that it does not have authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.
     As of the Record Date, to the best of the Corporation's knowledge, no persons other than Newell (together with its wholly owned subsidiary, Newell Investments Inc.), Metropolitan Life Insurance Company ("Metropolitan Life"), State Street Research & Management Company ("State Street"), and Loomis, Sayles & Company, L.P. beneficially owned more than five percent of the outstanding shares of Common Stock or Series B Stock.
     Based on the Schedule 13D, as amended, and other documents filed by Newell with the Securities and Exchange Commission (the "Commission"), the Schedule 13G filed by Metropolitan Life on behalf of itself and certain of its subsidiaries with the Commission, the Schedule 13G filed by State Street with the Commission, and the Schedule 13G filed by Loomis, Sayles & Company, L.P. ("Loomis Sayles") with the Commission, as of the Record Date Newell (together with its wholly owned subsidiary, Newell Investments Inc.), Metropolitan Life, State Street, and Loomis Sayles beneficially owned the following shares of Common Stock and Series B Stock:
2

                                            TITLE OF            AMOUNT OF           PERCENT OF
                 NAME                        CLASS         BENEFICIAL OWNERSHIP       CLASS
Newell Co.                                Common Stock       9,075,900 shares(1)       10.1%(2)
Newell Investments Inc.                   Series B
                                          Stock                150,000 shares           100%
29 East Stephenson Street
Freeport, Illinois 61032
Metropolitan Life Insurance Company       Common Stock       5,281,300 shares(3)        6.3%
One Madison Avenue
New York, New York 10010
State Street Research & Management
  Company(4)                              Common Stock       5,234,500 shares           6.2%
One Financial Center
Boston, Massachusetts 02111
Loomis, Sayles & Company, L.P.(5)         Common Stock       7,510,315 shares           9.0%
One Financial Center
Boston, Massachusetts 02111

     (1) Includes 6,350,000 shares of Common Stock issuable upon conversion of the shares of Series B Stock.
     (2) Assumes conversion of all of the shares of Series B Stock.
     (3) Includes 5,234,500 shares reported by Metropolitan Life as beneficially owned by State Street, an indirect subsidiary of Metropolitan Life, and 11,200 shares reported by Metropolitan Life as beneficially owned by Metropolitan Series Fund of which Metropolitan Life, an investment adviser registered under
Section 203 of the Investment Advisers Act of 1940, is the investment adviser. Of the shares shown as beneficially owned by Metropolitan Life, Metropolitan Life reported that it had sole voting power in respect of 4,999,100 shares and sole dispositive power in respect of 5,281,300 shares.
     (4) State Street is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. The Schedule 13G filed by State Street disclosed that all the shares of Common Stock reported therein are in fact owned by various clients of State Street and its affiliate, State Street Research Investment Services, Inc., both of which disclaim any beneficial interest in any of the shares. Of the shares shown as beneficially owned by State Street, State Street reported that it had sole voting power in respect of 4,952,300 shares and sole dispositive power in respect of 5,234,500 shares.
     (5) Loomis Sayles is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Of the shares shown as beneficially owned by Loomis Sayles, Loomis Sayles reported that it has sole voting power in respect of 2,997,490 shares and shared dispositive power in respect of 7,510,315 shares.
     In connection with the acquisition of the Series B Stock in September 1991, Newell entered into a 10-year standstill agreement that includes, among other things, provisions limiting certain actions by Newell in respect of the Corporation and provisions generally restricting to 15% Newell's equity interest in the Corporation. The agreement also provides that, during the term of the agreement, Newell shall vote its shares of Common Stock and Series B Stock in accordance with the recommendation of the Board of Directors of the Corporation or, in the absence of a recommendation, in the same proportion as the votes cast by all other holders of the Corporation's capital stock, except with respect to the election of individuals proposed by Newell to serve as members of the Board of Directors in accordance with the agreements between the Corporation and Newell and with respect to matters as to which a class vote is provided. In connection with the transfer during 1993 by Newell to Newell Investments Inc. of the shares of Common Stock and Series B Stock owned by Newell, Newell Investments Inc. also agreed to be bound by the terms and conditions of the standstill agreement. In accordance with the terms of the agreements between the Corporation and Newell, M. Cabell Woodward, Jr. was proposed by Newell as a director of the Corporation.
                                                                               3

ELECTION OF DIRECTORS
     Nine directors will be elected to hold office until their successors are elected and qualified. Unless otherwise specified, the proxies received will be voted for the election of the following persons:

                    NOLAN D. ARCHIBALD
                    CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER
                    THE BLACK & DECKER CORPORATION
                    Mr. Archibald received an undergraduate degree from Weber State University in 1968 and a master of business administration degree from the Harvard Graduate School of Business in 1970. After serving in various executive positions with Conroy, Inc., Mr. Archibald became vice president of marketing for the
                    Airstream Division of Beatrice Companies, Inc. in 1977. His subsequent positions at Beatrice included president of Del Mar Window Coverings, president of Stiffel Lamp Company, and president of the Home
                    Products Division. In 1983, Mr. Archibald was elected a senior vice president of Beatrice and president of the Consumer & Commercial Products Group. He left Beatrice and was elected president and chief operating officer of the Corporation in September 1985; he was elected chief executive officer of the
                    Corporation in March 1986. Since that time, Mr. Archibald has been elected to the additional position of chairman of the board of the Corporation.
                    Mr. Archibald, who is 50, was first elected a director of the Corporation in September 1985. He also serves as a director of ITT Corporation and as a trustee of The Johns Hopkins University.
                    BARBARA L. BOWLES
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                    THE KENWOOD GROUP, INC.
                    Ms. Bowles received an undergraduate degree from Fisk University in 1968 and a master of business administration degree from the University of Chicago in 1971. Following graduation, she held various positions at First National Bank of Chicago, including vice president of trust investments. From 1981 to
                    1984, Ms. Bowles was assistant vice president and director of investor relations for Beatrice Companies,
                    Inc. In 1984, she joined Kraft, Inc., where she served as corporate vice president until 1989. Ms. Bowles is currently president of The Kenwood Group, Inc., an equity advisory firm that she founded in 1989.
                    Ms. Bowles, who is 46, was first elected a director of the Corporation in July 1993. She also serves as a director of Hyde Park Bank and Trust Company, the Chicago Urban League, and the Children's Memorial
                    Hospital of Chicago.

4

                    MALCOLM CANDLISH
                    CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                    FIRST ALERT, INC.
                    Mr. Candlish received an undergraduate degree from the London School of Economics in 1956. After holding marketing positions with the Beecham Group in London and Brazil and with Colgate-Palmolive in New York,
                    Mr. Candlish worked for McKinsey & Company, Inc. from 1965 to 1977 in locations around the world. He was elected a partner of McKinsey in 1971. From 1977 to 1983, he held various positions with Wilson Sporting
                    Goods, including vice president and general manager of the International Division, senior vice president of marketing, and president. He then served six years as president and chief executive officer of
                    Samsonite Corporation. In 1989, Mr. Candlish joined Sealy, Inc. as president and chief operating officer, and shortly thereafter was named chief executive officer and chairman of the board. In 1992, Mr. Candlish was appointed chairman of the board and chief executive officer of First Alert, Inc., a manufacturer of home safety products.
                    Mr. Candlish, who is 58, was first elected a director of the Corporation in December 1991. He also serves as a director of First Alert, Inc., Dr. Pepper/Seven Up Companies, Inc., Health o meter Products, Inc.,
                    The Stiffel Company, and Central Life Assurance Company.
                    ALONZO G. DECKER, JR.
                    HONORARY CHAIRMAN OF THE BOARD
                    THE BLACK & DECKER CORPORATION
                    Mr. Decker was first employed by the Corporation in 1922. In 1929, he received an undergraduate degree from Cornell University and joined the Corporation on a full-time basis in 1930, concentrating most of his activities in engineering, research, and manufacturing. In 1940, Mr. Decker was elected a director of the Corporation and became vice president of manufacturing. He became executive vice president in 1956 and, in 1960, was elected president of the Corporation. He became chief executive officer in 1964 and, in
                    1968 while continuing as president and chief executive officer, was elected chairman of the board. Mr.
                    Decker relinquished his positions as president in 1972, as chief executive officer in 1975, and as chairman of the board in 1979. He continues to serve the Corporation on a part-time basis in an advisory and consulting capacity.
                    Mr. Decker, who is 86, also serves as a trustee of 11 mutual funds for which Alex. Brown & Sons serves as investment adviser. He is also a trustee of Union Memorial Hospital and The Maryland Institute, College
                    of Art, a member of the board of visitors and governors of Washington College, and a trustee emeritus of
                    The Johns Hopkins University.

                                                                               5

                    ANTHONY LUISO
                    CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER
                    INTERNATIONAL MULTIFOODS CORP.
                    Mr. Luiso received an undergraduate degree from Iona College in 1967 and a master of business administration degree in 1982 from the University of Chicago. Upon graduation from college, he was employed by Arthur Andersen & Co. and, in 1971, joined Beatrice Companies, Inc. Mr. Luiso held various positions at Beatrice, including president and chief operating officer of the International Food Division and president and chief operating officer of Beatrice U.S. Food. Mr. Luiso left Beatrice in 1986 to become group vice president and chief operating officer of the Foodservice Group of International
                    Multifoods Corp., a diversified Minneapolis-based food company, and currently serves as chairman of the board, president, and chief executive officer of that corporation.
                    Mr. Luiso, who is 50, was first elected a director of the Corporation in November 1988. He also serves as a director of Mac Frugal's Bargains . Close-Outs Inc. and the Science Museum of Minnesota.
                    J. DEAN MUNCASTER
                    PRESIDENT
                    ENVIRONMENTAL TECHNOLOGIES INTERNATIONAL INC.
                    Mr. Muncaster received an undergraduate degree from the University of Western Ontario in 1956 and a master of business administration degree in 1957 from Northwestern University. He joined Canadian Tire
                    Corporation, Limited in 1957, was named a vice president of that company in 1963, and president and chief executive officer in 1966. Mr. Muncaster retired from Canadian Tire in 1985 and worked as a consultant with his own firm until 1989, when he joined Canadian Corporate Funding Limited, as vice chairman. In
                    1990, he led the acquisition by management and institutional investors of Bargain Harolds Discount
                    Limited, a Canadian chain of general merchandise discount stores, where he served in various capacities, including chairman of the board and chief executive officer. In 1992, Price Waterhouse Limited was appointed as receiver-manager of the business of Bargain Harolds. In September 1993, Mr. Muncaster became president of Environmental Technologies International Inc., a supplier of technologies, equipment, and products to municipal and industrial customers in the environmental protection and pollution control fields.
                    Mr. Muncaster, who is 60, was first elected a director of the Corporation in 1973. He also serves as a director of Moore Corporation Limited, Renaissance Energy Limited, and Stelco Inc.
                    LAWRENCE R. PUGH
                    CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER
                    VF CORPORATION
                    Mr. Pugh received an undergraduate degree from Colby College in 1956. After serving in various capacities with Hamilton Beach Company and Ampex Corporation, Mr. Pugh joined the Samsonite Luggage division of
                    Beatrice Companies, Inc. in 1972. He subsequently served as director of marketing and vice president of marketing until his election as president of that division in 1975. In 1980, Mr. Pugh joined VF
                    Corporation, an international apparel company, as president and a director. In 1982, Mr. Pugh was designated chief executive officer of VF Corporation and, in 1983, was named to the additional post of chairman of the board.
                    Mr. Pugh, who is 61, was first elected a director of the Corporation in 1985. He also serves as a director of Meridian Bancorp., Inc. and Unum Insurance Co. and is chairman of the board of trustees of
                    Colby College and chairman of the board of Reading Hospital.

6

                    MARK H. WILLES
                    VICE CHAIRMAN
                    GENERAL MILLS, INC.
                    Mr. Willes received an undergraduate degree from Columbia College in 1963 and a doctorate from Columbia
                    Graduate School of Business in 1967. He was Assistant Professor of Finance and Visiting Lecturer at the
                    Wharton School of Finance and Commerce of the University of Pennsylvania from 1967 to 1971. In 1971, Mr.
                    Willes joined the Philadelphia Federal Reserve Bank, where he held a number of positions including director of research and first vice president. He was president of the Federal Reserve Bank of
                    Minneapolis from 1977 to 1980. Mr. Willes joined General Mills, Inc. in 1980 as executive vice president and chief financial officer, was elected president, chief operating officer, and a director of General
                    Mills in 1985, and was elected vice chairman of the board in 1992. General Mills is a leading packaged foods and casual dining restaurant company.
                    Mr. Willes, who is 52, was first elected a director of the Corporation in 1990. He also serves as a director of The Talbots, Inc. and Ryder System, Inc.
                    M. CABELL WOODWARD, JR.
                    RETIRED VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER
                    ITT CORPORATION
                    Mr. Woodward received an undergraduate degree from Princeton University in 1951 and a master of business administration degree from New York University in 1962. He began his career as a financial officer at
                    Hanover Bank. In 1961, he joined Continental Baking Company as assistant treasurer and was later elected vice president -- finance and a director. He was elected executive vice president of Continental in 1969 and later that year was named president and chief executive officer. In 1978, Mr. Woodward became executive vice president and chief financial officer of ITT Corporation. Two years later, he was elected a director and, in 1985, was elected as a vice chairman and served in that capacity until his retirement in February 1993.
                    Mr. Woodward, who is 65, was first elected a director of the Corporation in April 1993. He also serves as a director of Melville Corporation and Capital Cities/ABC, Inc.

                                                                               7

BOARD OF DIRECTORS
     Directors who are not officers of the Corporation receive a retainer fee of $26,000 annually for service on the Board of Directors, including service on Board committees. Directors also receive a fee of $1,000 for each Board or Board committee meeting attended and are reimbursed for expenses incurred in connection with attendance. In addition, the chairman of each of the Board committees receives an annual retainer fee of $3,000. Each director has the option to defer all or part of the annual retainer and meeting attendance fees. During the deferral period, interest accrues monthly for the benefit of the director on the deferred amount at the rate earned on employee contributions under the Thrift Feature of The Black & Decker Thrift and Incentive Plan (which, effective as of January 1, 1994, is being merged with the Savings Plan for Employees of Emhart Corporation and Participating Subsidiaries). The Corporation provides $100,000 of term life insurance for each director who is not an employee of the Corporation and $200,000 of accident insurance coverage during each day that a director is traveling in connection with the Corporation's business. The Corporation also has an agreement with Mr. Decker pursuant to which Mr. Decker is employed as a part-time employee/consultant at an annual rate of $150,000 to provide consulting and advisory services as the Board of Directors or the president of the Corporation may request.
     The Board of Directors may designate a retired director as a director emeritus for a period of one year for each of the first three years following the director's retirement. A director emeritus is a director for all purposes, except that he or she (a) is not counted for quorum purposes, (b) may not vote, and (c) receives an annual retainer fee of $15,000 instead of $26,000. The Corporation provides retirement benefits in an amount equal to one-half of the annual retainer on the date the director's service terminates to a director who retires after having served for five or more years and who has not accepted election as a director emeritus. The retirement benefit is paid in monthly installments to the director or the director's surviving spouse until (a) the number of monthly payments made equals the number of months of service by the director, (b) 120 monthly payments have been made, or (c) the last day of the month following the death of the individual entitled to the payments, whichever occurs first. The retirement benefit is based only on service as a non-employee director.
     During 1993, the Board of Directors held six meetings, and all directors attended more than 75% of the total number of meetings of the Board and Board committees on which they served.
     The Board of Directors has five standing committees: Executive, Organization, Audit, Finance, and Corporate Pension.
     EXECUTIVE COMMITTEE. The Executive Committee, which is currently composed of Alonzo G. Decker, Jr. (Chairman), Nolan D. Archibald, Malcolm Candlish, Anthony Luiso, J. Dean Muncaster, and Lawrence R. Pugh, did not meet during 1993. The Executive Committee meets when required on short notice during intervals between meetings of the Board of Directors and has authority to exercise all of the powers of the Board of Directors in the management and direction of the affairs of the Corporation, subject to specific directions of the Board of Directors and subject to the limitations of the Maryland General Corporation Law.
     ORGANIZATION COMMITTEE. The Organization Committee is currently composed of Lawrence R. Pugh (Chairman), Anthony Luiso, and Mark H. Willes. Alonzo G. Decker, Jr. was a member until he resigned in December 1993. The Organization Committee met six times during 1993. Its functions include reviewing on a continuing basis the Corporation's structure and performance, nominating annually a slate of officers and members of the standing committees of the Board of Directors, reviewing and recommending the election and removal of officers, reviewing annually the job performance of the elected officers, reviewing and recommending salaries and benefits for key corporate officers, administering the Corporation's incentive compensation plans, and acting as the Stock Option Committee to administer the Corporation's stock option plans.
     The Organization Committee also reviews and recommends changes in Board composition, monitors the continuing qualification of individual directors, recommends candidates for election to the Board of
8

Directors to fill vacancies between annual meetings of stockholders, and proposes to the Board of Directors a slate of nominees for submission to the stockholders for election as directors at the annual meeting of stockholders. In performing its nominating function, the Organization Committee will consider nominees recommended by stockholders. Recommendations should be submitted in writing to the Secretary of the Corporation before October 1 of each calendar year and must include a description of the proposed nominee's qualifications, other relevant biographical data, and an indication of the consent of the proposed nominee to serve as a director of the Corporation if elected.
     AUDIT COMMITTEE. The Audit Committee, which is currently composed of J. Dean Muncaster (Chairman), Barbara L. Bowles, Malcolm Candlish, and M. Cabell Woodward, Jr., met three times during 1993. Its functions include making recommendations to the Board of Directors regarding the selection of independent accountants, approving the selection of and change in the independent accountants selected by the subsidiaries, conferring with the independent accountants and reviewing the scope and the fees of their prospective annual audit and the results of their work, reviewing the Corporation's financial statements, serving as a channel of communications between the Board of Directors, management and the independent accountants, reviewing the adequacy of the Corporation's internal auditing, accounting, and financial controls and procedures, and approving the nature and scope of non-audit services performed by the independent accountants.
     FINANCE COMMITTEE. The Finance Committee, which is currently composed of Anthony Luiso (Chairman), Mark H. Willes, and M. Cabell Woodward, Jr., met six times during 1993. Its functions include reviewing the financial policies and procedures of the Corporation, reviewing operating and financial results, considering corporate financing and the issuance and sale of the Corporation's securities, reviewing capital expenditure and operating budgets, approving certain capital expenditures and borrowings having a term in excess of one year, making recommendations to the Board of Directors on dividends, reviewing certain acquisitions and dispositions of real estate, reviewing foreign currency movements and exposures, and considering the acquisition or disposition of major assets and mergers.
     CORPORATE PENSION COMMITTEE. The Corporate Pension Committee, which is currently composed of Malcolm Candlish (Chairman), Barbara L. Bowles, and J. Dean Muncaster, met two times during 1993. The Corporate Pension Committee oversees the various pension plans and operating pension committees of the Corporation and its subsidiaries. It reviews annually the investment policies and management of pension funds, the actuaries' recommendations as to current levels of funding, and the summary recapitulations of all pension plans of the Corporation and its subsidiaries. It approves all new pension plans and major changes to existing pension plans of the Corporation and its subsidiaries, and it reviews on a continuous basis the Corporation's pension policy.
     NOMINATION OF DIRECTORS. The Corporation's By-Laws provide that only persons nominated in accordance with the following procedures shall be eligible for election as directors at the meeting. Nominations of persons for election as directors may be made at the meeting by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this paragraph.
     Nominations, other than those made by or at the direction of the Board, shall be made pursuant to written notice delivered to or mailed to and received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be so received not later than the close of business on the 15th day following the day on which the notice of the date of the meeting was mailed or the public disclosure was made, whichever first occurred. The notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director,
(i) the name, age, business address, and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the person, and (iv) any other information relating to the person that is
                                                                               9
required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of the proposed nominee to serve as a director of the Corporation.
     The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and the defective nomination shall be disregarded.
     SECTION 16. Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors and persons who own more than 10% of a registered class of the Corporation's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission, the New York Stock Exchange, and the Corporation. Based solely on its review of the copies of the forms received by it, or written representations from certain reporting persons that they were not required to file a Form 5, the Corporation believes that, with respect to transactions required to have been reported in 1993 or on a Form 5 for the year ended December 31, 1993, all filing requirements were complied with, except that Newell failed to file on a timely basis one Statement of Changes of Beneficial Ownership of Securities on Form 4, and Mr. Archibald inadvertently failed to include a change in the nature of his beneficial ownership of 440 shares of Common Stock that were transferred from his name to a family partnership of which he is sole general partner in December 1992 on his Form 5s for 1992 and 1993 and an intervening Form 4.
SECURITY OWNERSHIP OF MANAGEMENT
     The following table presents information, as of the Record Date, about the number of shares of Common Stock beneficially owned by each of the directors and named executive officers of the Corporation and by all current directors and executive officers of the Corporation as a group. Other than Mr. Archibald who beneficially owns 2.0% of the shares of Common Stock, each of the named directors and executive officers beneficially owns less than 1% of the shares of Common Stock, and all current directors and executive officers as a group beneficially own 3.2% of the shares of Common Stock. These figures include shares of Common Stock that executive officers have the right to acquire within 60 days pursuant to the exercise of stock options. None of the shares of Series B Stock are beneficially owned by directors or executive officers of the Corporation.

                                                     NUMBER OF SHARES
                                                       BENEFICIALLY
                      NAME                                OWNED
Nolan D. Archibald                                       1,677,399(1)
Barbara L. Bowles                                              400
Malcolm Candlish                                             1,350(2)
Alonzo G. Decker, Jr.                                      326,423(3)
Raymond A. DeVita                                           56,642(4)
Gary T. DiCamillo                                           58,526(5)
Michael N. Hammes                                            6,889(6)
Dennis G. Heiner                                           176,737(7)
Anthony Luiso                                                5,000
J. Dean Muncaster                                            2,600(8)
Lawrence R. Pugh                                               500
Roger H. Thomas                                             98,500(9)
Mark H. Willes                                               4,230(10)
M. Cabell Woodward, Jr.                                      4,000
All Directors and Executive
  Officers as a Group (23 persons)(11)                   2,736,917(12)(13)

     (1) Of the total number of shares shown as owned by Mr. Archibald, 1,650,000 shares represent the number of shares Mr. Archibald has the right to acquire within 60 days upon the exercise of options granted under the Corporation's stock option plans,
10

1,959 shares are held for the account of Mr. Archibald under The Black & Decker Retirement Savings Plan, and 15,240 shares are held by a family partnership over which Mr. Archibald has voting and investment power.
     (2) The shares shown as owned by Mr. Candlish are owned by a revocable trust over which Mr. Cand-
lish has voting and investment power in his capacity as a settlor and a trustee.
     (3) Of the total number of shares shown as owned by Mr. Decker, 173 shares are held for the account of Mr. Decker under The Black & Decker Retirement Savings Plan, 3,339 shares are held directly by Mr. Decker's spouse, and 150,000 shares are held by two trusts of which Mr. Decker is one of two trustees.
     (4) Of the total number of shares shown as owned by Mr. DeVita, 16,642 shares are held for the account of Mr. DeVita under The Black & Decker Retirement Savings Plan, and 40,000 shares represent the number of shares Mr. DeVita has the right to acquire within 60 days upon the exercise of options granted under the Corporation's stock option plans.
     (5) Of the total number of shares shown as owned by Mr. DiCamillo, 711 shares are held by Mr. DiCamillo pursuant to The Black & Decker Retirement Savings Plan, and 56,500 shares represent the number of shares Mr. DiCamillo has the right to acquire within 60 days upon the exercise of options granted under the Corporation's stock option plans.
     (6) Mr. Hammes resigned as an officer and director of the Corporation in September 1993, but is being included in this security ownership table because of the definition of "named executive officer." Of the total number of shares shown as owned by Mr. Hammes, 488 shares are held for the account of Mr. Hammes under The Black & Decker Retirement Savings Plan.
     (7) Of the total number of shares shown as owned by Mr. Heiner, 1,377 shares are held by Mr. Heiner pursuant to The Black & Decker Retirement Savings Plan, and 175,000 shares represent the number of shares Mr. Heiner has the right to acquire within 60 days upon the exercise of options granted under the Corporation's stock option plans.
     (8) Of the total number of shares shown as owned by Mr. Muncaster, 2,000 shares are held by a private holding company over which Mr. Muncaster has voting and investment power.
     (9) Of the shares shown as owned by Mr. Thomas, 96,100 shares represent the number of shares Mr. Thomas has the right to acquire within 60 days upon the exercise of options granted under the Corporation's stock option plans.
     (10) The shares shown as owned by Mr. Willes are owned jointly with his spouse.
     (11) Mr. Hammes is included in the directors and executive officers as a group category, even though Mr. Hammes resigned as an officer and director of the Corporation in September 1993.
     (12) Of the total number of shares shown as owned by all directors and executive officers as a group, 29,266 shares are held for the account of the executive officers (or former executive officers) under The Black & Decker Retirement Savings Plan, and 2,311,000 shares represent the number of shares executive officers have the right to acquire within 60 days upon the exercise of options granted under the Corporation's stock option plans.
     (13) Of the total number of shares shown as owned by all directors and executive officers as a group, 6,889 are owned by Mr. Hammes, a former director and officer of the Corporation.
     The information provided in the above chart is based on information received from the directors and executive officers. The inclusion of shares in the table is not an admission of beneficial ownership by the director or executive officer next to whose name the shares appear. Unless otherwise indicated in a footnote to the table, the named director or executive officer held sole voting and investment power over the shares.
     At its February 1993 meeting, the Board of Directors adopted a stock ownership policy for the Corporation's executive officers. The primary purpose of the policy is to strike a balance between the objectives of stock ownership and individual financial planning. The policy provides for a minimum share ownership target that ranges from shares having a market value of one times an executive officer's base salary to four times the base salary of the chairman, president and chief executive officer. Until the minimum share ownership target is met, an executive officer is expected to retain at least 50% of the net shares received under The Black & Decker Performance Equity Plan (the "PEP") and upon exercise of stock options under the Corporation's stock option plans. The policy does not apply to executive officers who have attained the age of 60.
                                                                              11

EXECUTIVE COMPENSATION
     The following tables and related text summarize, in accordance with the regulations of the Securities and Exchange Commission, the Corporation's compensation of its executive officers.
SUMMARY COMPENSATION
     The following table summarizes certain information regarding the Corporation's compensation of its chief executive officer and certain of its current and former executive officers whose total annual salary and bonus (excluding unusual and non-recurring items) for fiscal year 1993 exceeded $100,000. In accordance with the regulations of the Securities and Exchange Commission, no information is included under the captions "Other Annual Compensation" and "All Other Compensation" for fiscal year 1991.

                                                                               LONG-TERM COMPENSATION
                                               ANNUAL COMPENSATION             AWARDS
                                                                  OTHER      SECURITIES                      ALL
                                                                  ANNUAL     UNDERLYING                     OTHER
                                                                 COMPEN-      OPTIONS/       PAYOUTS       COMPEN-
 NAME AND PRINCIPAL POSITION     YEAR     SALARY      BONUS       SATION        SARS       LTIP PAYOUTS     SATION
Nolan D. Archibald               1993    $825,000    $650,000    $157,288(a)        --             --      $20,708 (b)
Chairman, Chief Executive        1992     825,000     350,000     247,104(c)   860,000(d)          --        4,531 (e)
Officer and President            1991     825,000     450,000                  750,000(f)     269,500
Raymond A. DeVita                1993     345,000     155,000      31,199(g)        --             --       16,604 (h)
Executive Vice President         1992     326,667      32,000      35,438(i)        --             --        4,531 (j)
                                 1991     310,000     146,000                       --             --
Dennis G. Heiner                 1993     330,000     175,000      41,011(k)        --             --       11,085 (l)
Executive Vice President         1992     330,000     120,000     258,823(m)        --             --        4,531 (n)
                                 1991     328,333     190,000(o)                    --         80,106
Gary T. DiCamillo                1993     293,333     200,000      21,971(p)    75,000             --        5,211 (q)
Group Vice President             1992     255,000     130,000      26,398(r)        --             --        1,893 (s)
                                 1991     236,667      90,000                       --         59,332
Roger H. Thomas(T)               1993     300,700     147,297      12,911(u)        --             --           --
Group Vice President             1992     339,931     110,000      61,843(v)        --             --           --
                                 1991     318,679     198,835                       --         84,308
Michael N. Hammes                1993     433,654     275,000      32,469(w)        --             --       14,199 (x)
Former Vice Chairman             1992     475,000     230,000      44,462(y)   200,000                       4,531 (z)
                                 1991     420,833     220,000                       --             --

    (a) Includes perquisites and personal benefits of $58,066. The perquisites and personal benefits included personal use of the Corporation's airplane at an approximate cost to the Corporation of $33,400 and reimbursement for financial counseling fees of $16,669.
    (b) Includes $4,670 in contributions by the Corporation to The Black & Decker Thrift and Incentive Plan, and $16,038 in life insurance premiums paid by the Corporation.
    (c) Includes $156,250 paid in connection with Mr. Archibald's surrender of 500,000 stock appreciation rights ("SARs"). In addition, the Corporation provides certain perquisites and other personal benefits. The aggregate dollar cost to the Corporation of perquisites and other personal benefits received by Mr. Archibald in fiscal year 1992 did not exceed the lesser of $50,000 or
10% of the total amounts reported in the Salary and Bonus columns.
    (d) Mr. Archibald received two separate stock option grants in 1992. The first grant of 500,000 stock options was made following the Corporation's request that he surrender 500,000 stock appreciation rights granted in 1989. Upon surrender of the stock appreciation rights, Mr. Archibald was granted 500,000 stock options and was paid $156,250 representing the difference in value between the stock option exercise price of $21.1875 and the stock appreciation base value of $20.8750. This exchange enabled the Corporation to avoid an unfavorable charge against earnings under current accounting principles. The second grant of 360,000 stock options was a special five-year grant that together with the 750,000 stock options granted in 1991 was awarded in lieu of any base salary increase for a period of at least four years from the date of his last increase. Mr. Archibald will receive no additional stock option grants before 1996.
12

    (e) Represents contributions by the Corporation to The Black & Decker Thrift and Incentive Plan.
    (f) These stock options represented a special one-time, five-year grant and were granted in lieu of any base salary increase for a period of at least four years from the date of his last increase. See Note (d) above.
    (g) In addition, the Corporation also provides certain perquisites and other personal benefits. The aggregate dollar cost to the Corporation of the perquisites and other personal benefits received by Mr. DeVita in fiscal year 1993 did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns.
    (h) Includes $4,670 in contributions by the Corporation to The Black & Decker Thrift and Incentive Plan and $11,934 in life insurance premiums paid by the Corporation.
    (i) In addition, the Corporation also provides certain perquisites and other personal benefits. The aggregate dollar cost to the Corporation of the perquisites and other personal benefits received by Mr. DeVita in fiscal year 1992 did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns.
    (j) Represents contributions by the Corporation to The Black & Decker Thrift and Incentive Plan.
    (k) In addition, the Corporation also provides certain perquisites and other personal benefits. The aggregate dollar cost to the Corporation of the perquisites and other personal benefits received by Mr. Heiner in fiscal year 1993 did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns.
    (l) Includes $4,670 in contributions by the Corporation to The Black & Decker Thrift and Incentive Plan, and $6,415 in life insurance premiums paid by the Corporation.
    (m) Includes perquisites and personal benefits, which exceeded 10% of the amount reported in the Salary and Bonus columns. The perquisites included $156,110 in reimbursement for moving expenses.
    (n) Represents contributions by the Corporation to The Black & Decker Thrift and Incentive Plan.
    (o) Includes $30,000 paid pursuant to a contract entered into at the time Mr. Heiner joined the Corporation.
    (p) In addition, the Corporation also provides certain perquisites and other personal benefits. The aggregate dollar cost to the Corporation of the perquisites and other personal benefits received by Mr. DiCamillo in fiscal year 1993 did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns.
    (q) Includes $2,335 in contributions by the Corporation to The Black & Decker Thrift and Incentive Plan, and $2,876 in life insurance premiums paid by the Corporation.
    (r) In addition, the Corporation also provides certain perquisites and other personal benefits. The aggregate dollar cost to the Corporation of the perquisites and other personal benefits received by Mr. DiCamillo in fiscal year 1992 did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns.
    (s) Represents contributions by the Corporation to The Black & Decker Thrift and Incentive Plan.
    (t) Except for the amounts shown in the Bonus column of the table and as otherwise indicated in this Proxy Statement, amounts for Mr. Thomas, who is based in the United Kingdom, are calculated based on the Corporation's weighted average exchange rate for accounting purposes for the applicable period.
    (u) In addition, the Corporation also provides certain perquisites and other personal benefits. The aggregate dollar cost to the Corporation of the perquisites and other personal benefits received by Mr. Thomas in fiscal year 1993 did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns.
    (v) Includes perquisites and personal benefits, which exceeded 10% of the amounts reported in the Salary and Bonus columns. The perquisites included $36,299 paid by the Corporation in connection with Mr. Thomas' use of a company car.
    (w) In addition, the Corporation also provides certain perquisites and other personal benefits. The aggregate dollar cost to the Corporation of the perquisites and other personal benefits received by Mr. Hammes in fiscal year 1993 did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns.
    (x) Includes $4,670 in contributions by the Corporation to The Black & Decker Thrift and Incentive Plan, and $9,529 in life insurance premiums paid by the Corporation.
    (y) In addition, the Corporation also provides certain perquisites and other personal benefits. The aggregate dollar cost to the Corporation of the perquisites and other personal benefits received by Mr. Hammes in fiscal year 1992 did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns.
    (z) Represents contributions by the Corporation to The Black & Decker Thrift and Incentive Plan.
                                                                              13

OPTION/SAR GRANTS IN LAST FISCAL YEAR
     The following table sets forth certain information with respect to grants made by the Corporation of stock options to executive officers pursuant to the Corporation's stock option plans during fiscal year 1993. No SARs were granted to executive officers during fiscal year 1993.

                                                                                           POTENTIAL REALIZED
                                                                                                 VALUE AT
                                                                                           ASSUMED ANNUAL RATES
                                  INDIVIDUAL GRANTS                                                 OF
                         NUMBER OF                                                             STOCK PRICE
                         SECURITIES          % OF TOTAL                                        APPRECIATION
                         UNDERLYING     OPTIONS/SARS GRANTED    EXERCISE
                        OPTIONS/SARS        TO EMPLOYEES        OR BASE     EXPIRATION       FOR OPTION TERM
        NAME              GRANTED          IN FISCAL YEAR        PRICE         DATE          5%          10%
Nolan D. Archibald          --               --                    --           --           --           --
Raymond A. DeVita           --               --                    --           --           --           --
Dennis G. Heiner            --               --                    --           --           --           --
Gary T. DiCamillo          75,000               10.9%           $20.5625    12/9/2003     $969,873    $2,457,850
Michael N. Hammes           --               --                    --           --           --           --
Roger H. Thomas             --               --                    --           --           --           --

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES
     The following table sets forth certain information with respect to the exercise of stock options and SARs by the Corporation's executive officers during fiscal year 1993 and information concerning the number and value of unexercised stock options at December 31, 1993. The value of unexercised stock options is based on the closing price per share of Common Stock of $19.75 on December 31, 1993. As of that date, no SARs were outstanding.

                                                              NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED                 IN-THE-MONEY
                                                                 OPTIONS/SARS AT                   OPTIONS/SARS AT
                         SHARES ACQUIRED      VALUE             DECEMBER 31, 1993                 DECEMBER 31, 1993
        NAME               ON EXERCISE       REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
Nolan D. Archibald            --                --         1,500,000         820,000        $2,808,750       $ 3,206,250
Raymond A. DeVita             --                --            40,000          10,000            --               --
Dennis G. Heiner              --                --           175,000          --               181,250           --
Gary T. DiCamillo             --                --            56,500          93,000           171,938            67,500
Roger H. Thomas                5,000         $  7,500         78,100          18,000           201,888            67,500
Michael N. Hammes            160,000          884,313         --              --                --               --

14

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR


                           NUMBER OF          PERFORMANCE OR
                            SHARES,         OTHER PERIOD UNTIL       ESTIMATED FUTURE PAYOUTS UNDER
                         UNITS OR OTHER       MATURATION OR          NON-STOCK PRICE-BASED PLANS(b)
        NAME               RIGHTS(a)              PAYOUT           THRESHOLD      TARGET      MAXIMUM
Nolan D. Archibald           28,000               3 years          $276,500      $553,000     $829,500
Raymond A. DeVita            10,036               3 years            99,106       198,211      297,317
Dennis G. Heiner              9,600               3 years            94,800       189,600      284,400
Gary T. DiCamillo             9,745               3 years            96,232       192,464      288,696
Roger H. Thomas               7,142               3 years            70,527       141,055      211,582
Michael N. Hammes            --                   --                  --            --              --

     (a) Each of the referenced awards constitutes a grant of performance units, which represent units equivalent to shares of Common Stock, under the PEP in December 1993 for the three-year period commencing January 1, 1994. Cash amounts paid under the PEP during fiscal year 1993 for outstanding performance units in amounts equal to the dividends that would have been paid if the performance units were granted in the form of shares of Common Stock are included in the Other Annual Compensation column of the Summary Compensation Table. No payments were made under the PEP for the three-year period ended December 31, 1993.
     (b) In accordance with the performance goals established under the PEP for the three-year period ending December 31, 1996, the threshold, target and maximum awards are equal to 50%, 100% and 150%, respectively, of the performance units granted. The various levels of future payouts will be based upon the Corporation's achievement of established earnings per common share targets at the end of the three-year performance period. The future payouts under the PEP may be adjusted by the Organization Committee based on individual contributions made to the Corporation or other factors deemed appropriate by the Organization Committee. The amounts shown for each named executive officer are based on the closing price per share of Common Stock of $19.75 on December 31, 1993. The value of any payouts ultimately received by each of the named executive officers will vary depending on the price per share of Common Stock on the date the payouts are made.
PENSION BENEFITS
     The following table shows the estimated annual retirement benefits payable under the Corporation's pension plans to participating employees, including the executive officers named in the Summary Compensation Table, in the remuneration and years of service classifications indicated. The Corporation maintains tax-qualified defined benefit plans, which cover most officers and salaried employees on a non-contributory basis. Certain tax code provisions limit the annual benefits that may be paid from tax-qualified retirement plans. As permitted by the Employee Retirement Income Security Act of 1974, as amended, the Corporation also maintains supplemental plans that authorize payment out of the general funds of the Corporation of benefits in excess of amounts permitted to be paid under the tax-qualified plans. The following table reflects benefits payable under both the tax-qualified plans and the applicable supplemental plans.
                               PENSION PLAN TABLE

                                       YEARS OF SERVICE
REMUNERATION        15           20           25           30           35
 $  200,000      $100,000     $100,000     $100,000     $100,000     $100,000
    300,000       150,000      150,000      150,000      150,000      150,000
    500,000       250,000      250,000      250,000      250,000      250,000
    700,000       350,000      350,000      350,000      350,000      350,000
    900,000       450,000      450,000      450,000      450,000      450,000
  1,100,000       550,000      550,000      550,000      550,000      550,000
  1,300,000       650,000      650,000      650,000      650,000      650,000
  1,500,000       750,000      750,000      750,000      750,000      750,000
  1,700,000       850,000      850,000      850,000      850,000      850,000
  1,900,000       950,000      950,000      950,000      950,000      950,000

     Compensation used under the tax-qualified defined benefit plans and the applicable supplemental plans in calculating the annual normal retirement benefit amounts reflected in the Pension Plan Table is the highest three-year average out of the executive's last five years of employment with the Corporation of base annual salary and bonuses (as reported in the Summary Compensation Table). The normal retirement age for pension plan purposes is age 65 and for supplemental plan purposes is age 60 with five years of service.
                                                                              15

     The respective years of service credited for pension plan purposes as of December 31, 1993, and the estimated years of service at age 60 for each of the persons (other than Roger H. Thomas who participates in a pension program maintained by the Corporation's principal United Kingdom subsidiary and Mr. Hammes who left the Corporation during 1993) named in the Summary Compensation Table are as follows:

                                    YEARS OF SERVICE         YEARS OF SERVICE
             NAME                 AT DECEMBER 31, 1993     AT NORMAL RETIREMENT
Nolan D. Archibald                         8.33                    17.80
Raymond A. DeVita                         35.56                    38.16
Dennis G. Heiner                           8.13                    17.76
Gary T. DiCamillo                          7.62                    24.56

     Mr. Thomas is covered by a pension program maintained by the Corporation's principal subsidiary in the United Kingdom. Annual retirement benefits under that program at normal retirement are equal to 66 2/3% of Mr. Thomas' final average annual compensation, reduced by benefits Mr. Thomas receives under the basic state pension in the United Kingdom.
     The Pension Plan Table reflects the annual benefit payable commencing at the participant's 60th birthday in the form of an annuity for the participant's life with a 50% contingent annuity payable in favor of his or her spouse. Under this pension benefit option, if a participant dies while receiving benefits, his or her surviving spouse receives 50% of the monthly benefits for the spouse's life.
     The benefits reflected in the Pension Plan Table are offset or reduced by 100% of the participant's Social Security benefits and any retirement, disability, severance, death, and similar benefits received from the Corporation or any other employer.
SEVERANCE BENEFITS AND OTHER AGREEMENTS
     Certain of the terms and conditions of employment of Nolan D. Archibald, the Corporation's chairman, president, and chief executive officer, are governed by a written employment contract. Mr. Archibald's contract currently provides for an annual salary of $825,000, severance payments to Mr. Archibald on substantially the same terms and conditions set forth below in respect of the severance benefits agreements, and the continuation of substantially all benefits and perquisites for a three-year period or until Mr. Archibald obtains substantially equivalent employment.
     In connection with the resignation of Mr. Hammes as Vice Chairman of the Corporation during fiscal year 1993, the Corporation entered into an agreement pursuant to which certain stock options were exercisable for a limited period of time following Mr. Hammes' resignation. The agreement also provided that Mr. Hammes would be entitled to receive payments under the Corporation's annual incentive plan and the PEP for the three-year period ending December 31, 1993, as if his employment had continued through the end of fiscal year 1993. Mr. Hammes, in turn, agreed not to take certain actions in respect of the Corporation and its employees, and agreed to forfeit certain rights and reimburse the Corporation for amounts paid under the agreement in the event that he breached the agreement.
     In addition to the severance benefits agreements discussed below, the Corporation has a salary continuance policy covering certain officers of the Corporation, including Messrs. DeVita, Heiner, DiCamillo, and Thomas. In the event any of those officers are terminated other than for cause, their compensation and benefits will be continued for a period of up to one or two years or until another position of employment is obtained, whichever occurs first. The amount payable to the executive under the salary continuance policy will be offset by any base salary paid to the executive by another employer; provided, however, that the Corporation will continue to pay the difference between the executive's new base salary and the base salary at the time of termination, if higher, for the remainder of the period.
     In 1986, the Corporation entered into severance benefits agreements that provide for payments to be made to certain key management employees in the event of their termination following a change in control
16
of the Corporation. These agreements have been amended and restated, and presently cover approximately 19 employees including each of the persons named in the Summary Compensation Table (other than Mr. Hammes who left the Corporation during 1993). The severance benefits agreements expire on December 31, 1995, unless a change in control shall have occurred prior to that date, in which case the agreements expire 36 months after the date of the change in control. The severance benefits agreements provide for the payment by the Corporation of specified benefits in the event the employment of the employee terminates under certain circumstances during a period of three years following any change in control of the Corporation. For purposes of these agreements, a change in control shall be deemed to take place whenever (i) a person, group of persons, or other entity shall become the beneficial owner, directly or indirectly, of securities of the Corporation having 20% or more of the combined voting power of the Corporation's then-outstanding securities, (ii) there shall be certain significant changes in the composition of the Board of Directors,
(iii) the Corporation enters into an agreement that would result in a change of control, or (iv) the stockholders of the Corporation approve certain extraordinary transactions.
     Circumstances triggering payment of severance benefits under these agreements include (i) involuntary termination of employment (for reasons other than death, disability, retirement, or cause) or (ii) voluntary termination by the employee in the event of certain significant changes in the nature of his or her employment, including certain reductions in compensation and changes in responsibilities and powers.
     Benefits include (i) a lump sum severance payment equal to three times the sum of (a) the employee's annual base salary and (b) the employee's Annual Incentive Plan Maximum Payment, (ii) the employee's PEP Maximum Payment, (iii) payment of allocated or credited deferred compensation and bonuses, (iv) certain cash payments in lieu of shares of Common Stock issuable under the Corporation's stock option plans, (v) vesting of the benefits to which the employee would have been entitled under the terms of the Supplemental Executive Retirement Plan based on specified age and service credit assumptions, (vi) maintenance of all life, disability, accident, and health insurance substantially similar to those benefits to which the employee was entitled immediately prior to termination for a period of two additional years, (vii) certain additional payments to cover any excise tax imposed by Section 4999 of the Internal Revenue Code, (viii) reimbursement of legal fees and expenses, if any, incurred as a result of such termination and (ix) payment of all other amounts to which the employee is entitled under the Retirement Plan, The Black & Decker Thrift and Incentive Plan and any other plan relating to retirement benefits. For purposes of the foregoing, Annual Incentive Plan Maximum Payment shall mean 150% of the higher of the employee's 1990 target award under the Annual Incentive Plan or any greater target award provided for in any subsequent year. For purposes of the foregoing, PEP Maximum Payment shall mean an amount equal to three times the value of 150% of the employee's 1990 award under the PEP less the value of shares of Common Stock issued under the PEP. Notwithstanding the foregoing, if the employee has received his or her 1992 award under the PEP as of the date of termination and that award is on a basis not materially less favorable than the 1990 award, PEP Maximum Payment shall be zero.
     The Board of Directors believes that such severance benefits agreements will encourage the commitment and availability of its key management employees and ensure that they will be able to devote their full attention and energies to the Corporation's affairs in the face of potentially disruptive and distracting circumstances that may arise in the event of an attempted or actual change in control or an unsolicited takeover of the Corporation. In any such event, such key management employees will be able to analyze and evaluate proposals objectively with a view to the best interests of the Corporation and its stockholders and to take such other action as the Board of Directors may deem to be appropriate. The severance benefits agreements, however, may have the incidental effect of discouraging takeovers and protecting the employees from removal, since the agreements increase the cost that would be incurred by an acquiring company seeking to replace current management.
ORGANIZATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     Recommendations regarding the compensation of the Corporation's executive officers are made by the Organization Committee and are approved by the Board of Directors. The Board of Directors did not
                                                                              17
reject or modify in any material way any of the recommendations of the Organization Committee during 1993.
     PHILOSOPHY AND OBJECTIVES. The Corporation seeks to attract and retain top quality executives by providing a competitive, performance-based executive compensation program. The fixed compensation element of the program is intended to be, in the aggregate with other compensation, competitive with the market. The incentive compensation element is designed to focus management on annual and long-term financial performance and on long-term stock price performance, with both annual and long-term objectives and both cash and stock-based rewards. The program reflects the Corporation's pay-for-performance philosophy and is intended to provide pay commensurate with performance.
     Total payouts under the incentive compensation element of the program vary with the Corporation's annual and long-term performance against the objectives and targets established under each of the incentive compensation plans and with the Committee's and the Board of Directors' subjective evaluation of individual performance.
     The Committee's evaluation process and the ultimate level of annual incentive compensation for an individual executive officer is not based solely on a mechanical or mathematical formula. Instead, once it is determined that a participant is eligible for payment under the Annual Incentive Plan because the Corporation reached its threshold earnings per common share ("EPS") level or a particular business unit reached its financial targets, the exact amount of the payment is determined by multiplying the target payment by a payout factor and an individual performance factor. Although the payout factor is determined by a mathematical formula calculated against preestablished objectives, the actual payment is determined following a subjective evaluation of the participant's performance and success in areas deemed to be significant to the Corporation as a whole or to the particular business unit. This evaluation may result in a payment in excess of the target amount (subject to the maximum amounts payable under the plan) or less than the target amount. In arriving at its decision, the Committee also considers both internal and external changes that occurred during the year and the extent to which the participant responded to those changes. This process, which is not constrained by fixed formulas, gives the Committee the flexibility necessary to respond to the continually changing multi-national environment in which the Corporation operates.
     During 1993, the United States Internal Revenue Code was amended to limit deductions for certain compensation in excess of $1 million annually paid to executive officers of public companies such as the Corporation. The legislation imposing this change is unclear on a number of critical issues, and the ultimate effect of the change on the Corporation and other public companies will depend to a significant extent on the implementing regulations. Proposed regulations have been issued, but these regulations are not final and also are subject to a number of interpretations. The legislation and the proposed regulations exclude from the $1 million limitation compensation payable under a written binding contract that was in effect on February 17, 1993. Based on its review of the legislation and the proposed regulations, the Corporation believes that a substantial portion of Mr. Archibald's compensation will be exempted by this provision from the $1 million deduction limitation. The Committee intends to continue to evaluate this change during 1994. At this time, however, the Committee and the Board of Directors have not taken any action in respect of the Corporation's executive compensation program as a result of the change.
     PRINCIPAL COMPONENTS OF EXECUTIVE COMPENSATION. The principal components of the executive compensation program are base salary, annual and long-term incentive compensation, and stock option incentives.
     The Corporation's objective is to pay its executive officers base salaries that are competitive in the marketplace as reported in surveys conducted by well-known compensation consultants. The Committee and the Board of Directors generally consider increases in base salary at 14-month intervals for executive officers other than the chief executive officer and at 18-month intervals for the chief executive officer. The Committee and the Board of Directors from time to time also consider increases in base salary in connection with significant promotions or increases in the responsibilities of executive officers.
18

     Under the Corporation's Annual Incentive Plan, the Committee annually approves a bonus pool based upon a number of factors, including but not limited to EPS performance against established targets. Individual awards generally are based upon corporate financial performance (as measured by corporate EPS, excluding unusual or non-recurring charges and credits where appropriate), business unit performance (as measured by operating income and working capital management against budget, each determined at the business unit level), and a subjective evaluation of individual performance. Target incentive awards are multiplied by a payout factor and an individual performance factor. For executive officers who are members of the corporate staff, the payout factor is entirely dependent upon actual EPS measured against target EPS. For executive officers with operating responsibility for individual units, 25% of the payout factor is determined by comparing actual EPS to target EPS, and 75% is determined by comparing business unit operating income and working capital management to target business unit performance in these areas.
     The Corporation's 1993 EPS exceeded the EPS target established by the Committee at the beginning of the year for purposes of awards under the Annual Incentive Plan. Target incentive awards for 1993 ranged from 15% to 60% of base salary, with maximum awards of 22.5% to 90% of base salary depending on the extent to which the Corporation exceeded the EPS target for the year and the Committee's evaluation of each individual's performance and the performance of the business unit or units for which each executive officer was responsible. Approximately 510 individuals participated in the Annual Incentive Plan in 1993.
     The Corporation's long-term incentive program comprises stock option plans and the PEP. PEP is a stock-based performance unit plan adopted in 1989 to replace the former cash-based long-term incentive compensation plan. Stock options and PEP units are granted annually to eligible participants, except that in the case of stock options approximately 50 executive officers and other key employees have received multi-year grants rather than annual grants. Stock options generally have a 10-year term, are granted at fair market value on the date of grant, and become exercisable over a four-year period (or, in the case of certain multi-year grants to senior executive officers, a five-year period). The PEP units provide a potential award, payable in stock, based on the Corporation's three-year performance against an established EPS target. The EPS target under the PEP is established by the Committee at the beginning of each three-year period after consideration of the Corporation's long-term operating plan. The number of stock options or PEP units granted to an executive officer for a given period generally is a function of the individual's base salary, in that the dollar value of the shares underlying the stock option or performance unit grant ranges from 25% to 70% of base salary. To maximize the incentive aspects of these programs and focus on those individuals who are in a position to have the greatest effect on the Corporation's performance, the percentages of base salary increase as the level of responsibility of the executive officer increases.
     The number of stock options or performance units is not tied to past corporate performance since the ultimate value of the stock option or performance unit depends on future corporate performance and the future market values of the Corporation's stock.
     Approximately 360 individuals received stock options in 1993. Approximately 70 individuals participated in the three-year PEP performance period that ended on December 31, 1993, but the Corporation did not meet the EPS target established under the PEP for that period and no shares were issued to the participants.
     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. Mr. Archibald's base salary during 1993, which was paid pursuant to the terms of a preexisting employment agreement and has not been increased since 1989, was $825,000, and he received an annual incentive award of $650,000 for the year. The annual incentive award was based on the Corporation's EPS (excluding unusual or non-recurring charges and credits) of $1.00. Under the Annual Incentive Plan criteria established at the beginning of 1993, Mr. Archibald was eligible for a target award of 60% of his base salary with a maximum award of 90% of his base salary. In arriving at an award of approximately 79% of base salary, the Committee considered the Corporation's EPS as well as its subjective evaluation of Mr. Archibald's performance during the year. The award exceeded the target award by an amount that reflected the amount by which EPS exceeded target EPS for fiscal year 1993 and was further increased by the Committee based on their evaluation of the
                                                                              19

Corporation's and Mr. Archibald's performance, including the Corporation's successful divestitures of its Dynapert and Corbin Russwin businesses during 1993, the reorganization of the Corporation's management structure with a view toward reducing costs, sales growth, successful new product introductions, and product line expansion.
     Mr. Archibald did not receive or exercise any stock options during fiscal year 1993. The exercise prices of Mr. Archibald's outstanding options range from $12.625 to $21.1875 per share. PEP awards and stock options represent Mr. Archibald's primary long-term incentive opportunity. Coupled with the Corporation's stock ownership policy for executive officers, which is discussed above under the caption "Security Ownership of Management," these components of the Corporation's long-term incentive award program are intended to create a strong motivation to develop and implement strategies that lead to consistent and lasting increases in the Corporation's return to its stockholders.
     For the three-year performance period ended December 31, 1993, Mr. Archibald had been awarded 53,103 PEP units. Because the Corporation did not achieve the established EPS target for this performance period, however, no shares were issued to Mr. Archibald for the period. For the three-year performance period beginning January 1, 1994, the Committee granted Mr. Archibald 28,000 PEP units which, if earned, would equal approximately 70% of his current salary based on the stock price on the date of grant.
     COMPENSATION OF OTHER EXECUTIVE OFFICERS. With the exception of Mr. DiCamillo and certain other executive officers who received salary increases in connection with promotions or increases in their responsibilities, the named and other executive officers of the Corporation received salary increases ranging from 0% to 8.6% on an annualized basis during fiscal year 1993. Mr. DiCamillo was promoted during the year and received aggregate increases of 31% in his base salary in connection with the promotions.
     The named and other executive officers of the Corporation (other than Mr. Archibald) received annual incentive awards ranging from $50,000 to $275,000. The incentive awards were determined in a manner consistent with the plans and philosophy described above.
     For the three-year performance period beginning January 1, 1994, the Committee awarded PEP units to executive officers (other than Mr. Archibald) based on target percentages of base salary of approximately 40% to 60% in a manner consistent with the philosophy described above.
     Mr. DiCamillo was the only named executive officer to receive a stock option grant during 1993. He received a 75,000 share grant on December 9, 1993, following his promotion to Group Vice President and President -- Power Tools and Accessories. The options have a 10-year term, are exercisable at $20.5625 (the fair market value on the date of grant), and become exercisable ratably over a five-year period.
     Other than Mr. Hammes, the former Vice Chairman of the Board of Directors, and Mr. Thomas, none of the other named officers exercised any stock options during 1993.
     COMPENSATION CONSULTANT AND ACCESS TO COMPETITIVE DATA. The Committee has retained an independent compensation consultant to work with it on executive compensation matters. The consultant reports directly to the Committee.
     The compensation consultant and the Committee review competitive data from recognized national surveys concerning executive compensation levels and practices as part of the process of establishing an appropriate level of overall executive compensation. These surveys include some of the companies that are included in the Peer Group used by the Corporation in the comparison of five-year cumulative total return set forth below as well as many other companies not in the Peer Group. The Committee has chosen not to limit the survey information to companies in the Peer Group because the search to attract new executives is not limited to companies within the same industry and the competition the Corporation faces to retain existing executives comes from companies in many different industries. After reviewing the available competitive data, the Committee evaluates the executive's performance and considers the particular needs of the Corporation to arrive at individual compensation decisions, which involve an overall appraisal of the executive.
20

     During 1993, the Committee and the Board of Directors revised the eligibility criteria for membership on the Committee. The criteria, as amended, provide that a director may not serve on the Committee if, among other things, the director is or was an employee of the Corporation, is receiving compensation from the Corporation in any capacity other than as a director, or is an employee or principal of an advisor or consultant or of a significant customer or supplier. Mr. Decker, who is a former chairman of the board, president, and chief executive officer of the Corporation, resigned as a member of the Committee in connection with the adoption of the amended criteria.
                          Lawrence R. Pugh (Chairman)
                                 Anthony Luiso
                                 Mark H. Willes
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     During most of fiscal year 1993, the Organization Committee was composed of Lawrence R. Pugh (Chairman), Alonzo G. Decker, Jr., Anthony Luiso, and Mark H. Willes. Mr. Decker resigned from the Organization Committee in December 1993. Mr. Decker also served the Corporation in an advisory and consulting capacity in 1993, pursuant to an agreement entered into by Mr. Decker and the Corporation in 1975. For additional information, see "Board of Directors." As indicated in Mr. Decker's biography included in this Proxy Statement, Mr. Decker previously served the Corporation in various capacities, including vice president of manufacturing, executive vice president, president, chief executive officer, and chairman of the board.
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                   (GRAPH AS DEFINED BY THE FOLLOWING DATA POINTS)



                 1988       1989      1990       1991       1992      1993
BDK           $100.00     $85.46    $42.53     $79.11     $86.06    $95.68
S&P 500       $100.00    $131.49   $127.32    $166.21    $179.30   $197.23
Peer Group    $100.00    $119.35    $99.04    $110.60    $123.80   $173.76



     Assumes $100 invested at the close of business on December 31, 1988, in Black & Decker Common Stock, S&P 500 Index, and Peer Group.
     Cumulative total return assumes reinvestment of dividends.
     Peer Group consists of the companies in S&P Hardware & Tools, Value Line Home Appliances, Business Week 1000 Machine & Hand Tools, and Fortune 500 Industrial & Farm Equipment. Total return was weighted according to market capitalization of each company at the beginning of each period.
                                                                              21

RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
     It is the practice of the Board of Directors of the Corporation to designate the accounting firm that will serve as independent public accountants for the Corporation. The Audit Committee has recommended that Ernst & Young, who served during the past fiscal year, be selected to audit the Corporation's books for fiscal year 1994, and the Board of Directors of the Corporation has approved the selection of Ernst & Young. Unless a contrary vote is indicated, the Proxies solicited hereby will be voted for the ratification of the selection of Ernst & Young as independent public accountants for fiscal year 1994. If the selection of Ernst & Young is not ratified at the meeting, the Board of Directors will consider the selection of other independent public accountants for fiscal year 1995.
     The Audit Committee reviews and approves the audit and non-audit services to be provided by the Corporation's independent public accountants during the year, considers the effect that performing those services might have on audit independence, and approves management's engagement of the Corporation's independent public accountants to perform those services. At its February 1994 meeting, the Audit Committee reviewed the fiscal 1993 non-audit services described above and concluded that they have not impaired the independence of Ernst & Young.
     A representative of Ernst & Young is expected to be present at the 1994 Annual Meeting of Stockholders, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE CORPORATION FOR FISCAL YEAR 1994.
STOCKHOLDER PROPOSALS FOR THE 1995 ANNUAL MEETING OF STOCKHOLDERS
     Proper subjects for and the form of stockholder proposals are regulated by Rule 14a-8, promulgated pursuant to Section 14(a) of the Securities Exchange Act of 1934. Each stockholder proposal submitted to the Corporation must be received in a timely fashion and should indicate the full and correct registered name and address of the stockholder making the proposal and the number of shares of Common Stock owned by the proponent. If beneficial ownership is claimed, documentary proof of ownership should be submitted with the proposal. In addition, a proponent must notify the Corporation in writing of his or her intention to appear personally or by proxy at the meeting to present the proposal for action.
     Stockholder proposals to be considered for inclusion in the proxy statement for the 1995 Annual Meeting of Stockholders must be received by the Corporation on or before November 16, 1994. It is expected that the 1995 Annual Meeting of Stockholders will be held on April 25, 1995.
OTHER MATTERS
     Management does not know of any other matters that will come before the meeting. If any other matters should come properly before the meeting or if any of the persons named above as nominees for election as directors should decline or be unable to serve as a director, the holders of the proxies are authorized to vote the shares as they deem advisable. It is intended that the holders of the proxies will act according to their best judgment.
     The Corporation's By-Laws provide that, to be properly brought before the meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the meeting by a stockholder, the stockholder must have given written notice thereof delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be so received not later than the close of business on the 15th day following the day on which the
22
notice of the date of the meeting was mailed or the public disclosure was made, whichever first occurred. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and record address of the stockholder proposing such business, (c) the class and number of shares of Common Stock of the Corporation that are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.
     Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in the preceding paragraph; provided, however, that nothing in that paragraph shall be deemed to preclude discussion by any stockholder of any business properly brought before the meeting. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of the Corporation's By-Laws, and if the Chairman should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
By Order of the Board of Directors
Barbara B. Lucas
Vice President -- Public Affairs and
  Corporate Secretary
March 16, 1994
Towson, Maryland
                                                                              23

NOTICE OF ANNUAL MEETING
AND
PROXY STATEMENT
ANNUAL MEETING
OF STOCKHOLDERS
APRIL 26, 1994
THE BLACK & DECKER
CORPORATION
701 East Joppa Road
Towson, Maryland 21286

                                HAVE YOU MOVED?
THE BLACK & DECKER
  CORPORATION
701 EAST JOPPA ROAD
TOWSON, MARYLAND 21286
Please change my address on the books of The Black & Decker Corporation. Name of Owner:
(PRINT NAME EXACTLY AS IT APPEARS ON STOCK CERTIFICATE)
From (Old Address):
(PLEASE PRINT)
To (New Address):
                     Street Address            City or
Town            State            Zip Code
Date:                      Signature:
Owner should sign name exactly as it appears on Stock Certificate.
If this form is signed by a representative, evidence of authority should be supplied.
                  MAY BE ENCLOSED IN ENVELOPE WITH PROXY CARD


                                       THE BLACK & DECKER CORPORATION

                                 701 East Joppa Road, Towson, Maryland 21286


                    This Proxy is Solicited on Behalf of the Board of Directors


P


R


O


X


Y



The undersigned hereby appoints Nolan D. Archibald, Alonzo G. Decker, Jr., and Lawrence R. Pugh, and each of them, Proxies of the undersigned, with power of substitution, to vote all shares of capital stock of the Corporation that the undersigned could vote if present at the 1994 Annual
Meeting of Stockholders to be held April 26, 1994, and at any adjournment or adjournments thereof.
The undersigned further gives the Proxies authority to vote according to their best judgement in respect of any other matters properly coming before the meeting.



Election of Directors.  Nominees:

N.D. Archibald, B.L. Bowles, M. Candlish, A.G. Decker, Jr., A. Luiso, J.D. Muncaster, L.R. Pugh, M.H. Willes, and M.C. Woodward, Jr.



You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors'
recommendations.   Please mark, sign, date and return this Proxy promptly using the enclosed
envelope.

 SEE REVERSE
     SIDE
 Please mark your
  X   vote as in this
 example.

This Proxy when properly executed will be voted in the manner directed herein. If no direction is given, this Proxy will be voted FOR all of the Board of Directors' nominees and FOR proposal 2.


 The Board of Directors recommends a vote FOR its nominees, and FOR proposal 2.


                              FOR    WITHHELD FOR
                            AGAINST    ABSTAIN

         1.  Election of
                                             2.  Ratify Ernst &

             Directors.
                                                 Young as Independent

             (see reverse)
                                                 Accountants

        Vote FOR all nominees, except:










Please sign name(s) exactly as printed hereon.   If signing as
attorney, administrator, executor, guardian or trustee, please give full title as such.


- -----------------------------

- -----------------------------
SIGNATURE(S)             DATE



To Black & Decker Stockholders:


Attached above is your 1994 Black & Decker proxy card. Please read both sides of the card, and mark, sign and date it. Then detach and return it promptly using the enclosed envelope. We urge you to vote your shares.

You are invited to attend the 1994 Annual Meeting of Stockholders on Tuesday April 26, 1994, at 11:00 a.m. at the Sheraton Baltimore North Hotel, 901 Dulaney Valley Rd., Towson, Maryland 21286.

Thank you in advance for voting on these important issues.






Barbara B. Lucas
Secretary






                       * Don't forget to sign and date this proxy